Exhibit 99.1

For Immediate Release

PARLUX FILES ITS FORM 10-K

FOR FISCAL YEAR ENDED MARCH 31, 2007

FORT LAUDERDALE, FLORIDA July 11, 2007.  Parlux Fragrances, Inc. (NASDAQ:PARL) (“Parlux”) announced today it has filed its Form 10-K for the fiscal year ended March 31, 2007. Sales from continuing operations were $134,365,094 compared to prior year of $106,363,683, an increase of 26%.  Loss from continuing operations, net of taxes, was $27,864,295 compared to prior year income from continuing operations of $692,633, net of taxes.  Income from discontinued operations, net of taxes, was $30,746,527 compared to prior year income from discontinued operations of $22,043,143, net of taxes.  Net income was $2,882,232, or $0.16 per diluted share, compared to prior year net income of $22,735,776 or $1.07 per diluted share.

Operating expenses for the year ended March 31, 2007, were $101,614,716, as compared to $60,292,567 in the prior year.  Included in the current year were certain charges, including approximately $18,947,000 of non-cash, share-based compensation costs, fees and expenses of $6,753,000 in connection with various litigation and the recent consent solicitation, and a $1,719,000 increase in professional fees relating to the special Audit Committee investigation as a result of allegations made in certain litigation, which has been dismissed, and to Sarbanes-Oxley compliance.

In addition, during the March 31, 2007 fiscal year, the Company sold the Perry Ellis fragrance brand license and related assets.  All activity related to Perry Ellis has been presented as discontinued operations. In accordance with Generally Accepted Accounting Principles, the Company has not allocated certain overhead expenses to these discontinued operations.

Mr. Neil Katz, Chairman and CEO, noted, "Fiscal 2007 was a year in which the Company faced multiple challenges.  I believe that the major disruptions are behind us, and that we can look forward to building our core businesses of Paris Hilton and GUESS? fragrances, and complementing that base with exciting new licenses such as Jessica Simpson."

On July 9, 2007, the Company announced that it had received a notice from Nasdaq that its failure to timely file its Annual Report on Form 10-K constituted a failure to satisfy the filing requirement for continued listing under Nasdaq Marketplace Rule 4310(c) (14). The Company requested an appeal and hearing, but believes that this filing will bring it fully compliant with all NASDAQ filing requirements.

Conference Call

Due to shareholder interest, the Company has changed the date of its conference call from Friday, July 20, 2007 at 11:00 a.m. to an earlier date of Wednesday, July 18, 2007 at 11:00 a.m. (EDT) to discuss the Company’s quarterly and annual results and to provide additional outlook on the next quarter.  To participate, please call: Participant Toll Free: 866-542-4239 or Participant International: 416-641-6125.  A replay of the conference call will also be available from Wednesday, July 18, 2007, after 1:00 p.m., until midnight July 25, 2007.  To access the rebroadcast, Digital Replay Toll Free: 800-408-3053 or Digital Replay International: 416-695-5800 (Digital Pin: 3227865).

About Parlux

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products.  It holds licenses for Paris Hilton fragrances, watches, cosmetics, sunglasses, handbags and other small leather accessories in addition to licenses to manufacture and distribute the designer fragrance brands of GUESS?, Jessica Simpson, XOXO, Ocean Pacific (OP), Maria Sharapova, Andy Roddick, babyGund, and Fred Hayman Beverly Hills.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Parlux or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and Parlux’s ability to successfully introduce, acquire, or launch new brands, licenses, or products in a cost-effective manner, general economic conditions and continued compliance with the covenants in our credit facility.  Additional risk factors are set forth in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Parlux undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FOR:

Parlux Fragrances, Inc.  (954) 316-9008

CONTACT:

Neil J. Katz, Ext. 8116

Raymond J. Balsys, Ext. 8106

Web site:

http://www.parlux.com

PARLUX FRAGRANCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March 31,	2007	2006
Net sales:
Unrelated customers	$17,149,933	$22,052,573
Related customers	18,430,049	11,936,682
	35,579,982	33,989,255
Cost of goods sold:
Unrelated customers	11,403,050	9,083,615
Related customers	9,923,710	5,347,397
	21,326,760	14,431,012
Operating expenses:
Advertising and promotional	6,134,895	8,048,975
Selling and distribution	3,446,992	2,303,640
General and administrative	13,638,663	1,977,255
Royalties	2,907,200	4,022,008
Depreciation and amortization	1,818,483	483,255
Total operating expenses	27,946,233	16,835,132
Operating (loss) income	(13,693,011)	2,723,111
Interest income (expense) and exchange gains and losses, net	(121,010)	(365,913)
(Loss) income from continuing operations before income taxes	(13,814,021)	2,357,198
Income tax benefit (provision)	8,182,814	(873,463)
Net (loss) income from continuing operations	(5,631,207)	1,483,735
Discontinued operations:
(Loss) income from operations of Perry Ellis brand	(234,687)	10,154,407
(Loss) income tax provision related to Perry Ellis brand	1,280,907	(3,149,821)
Income from discontinued operations	1,046,220	7,004,586
Net income	$(4,584,987)	$8,488,321
Diluted income (loss) per common share
Continuing operations	$(0.31)	$0.07
Discontinued operations	$0.06	$0.33
Total	$(0.25)	$0.40
Weighted average shares outstanding	18,157,024	21,117,748

Fiscal Year Ended March 31,	2007	2006
Net sales:
Unrelated customers	$82,527,269	$72,191,060
Related customers	51,837,825	34,172,623
	134,365,094	106,363,683
Cost of goods sold:
Unrelated customers	48,620,015	29,334,256
Related customers	27,367,271	15,075,892
	75,987,286	44,410,148
Operating expenses:
Advertising and promotional	38,250,475	34,041,501
Selling and distribution	13,024,413	9,156,891
General and administrative	36,772,270	7,077,679
Royalties	10,078,824	8,120,060
Depreciation and amortization	3,488,734	1,896,436
Total operating expenses	101,614,716	60,292,567
Gain on sale of property held for sale	494,465	—
Operating (loss) income	(42,742,443)	1,660,968
Interest income (expense) and exchange gains and losses, and gain on sale of investment in affiliate in 2007, net	(459,627)	(579,736)
(Loss) income from continuing operations before income taxes	(43,202,070)	1,081,232
Income tax benefit (provision)	15,337,775	(388,599)
Net (loss) income from continuing operations	(27,864,295)	692,633
Discontinued operations:
Income from operations of Perry Ellis fragrance brand, including a gain of $34,302,565 on sale of the brand in 2007	47,669,033	34,410,344
Income tax provision related to Perry Ellis brand	(16,922,506)	(12,367,201)
Income from discontinued operations	30,746,527	22,043,143
Net income	$2,882,232	$22,735,776
Diluted income (loss) per common share:
Continuing operations	$(1.53)	$0.03
Discontinued operations	$1.69	$1.04
Total	$0.16	$1.07
Weighted average shares outstanding	18,154,190	21,098,773

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